UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2015

MEDIFIRST SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada		27-3888260
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

4400 Route 9 South, Suite 1000, Freehold,	NJ 07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732)-786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective October 12, 2015, the Company closed on a private funding transaction and issued its Convertible Promissory Note (“Note”) in the principal amount of $31,000.00 dated October 8, 2015 to a private institutional investor. The maturity date of the Note is October 8, 2016 (“Maturity Date”), at which time the outstanding principal and interest balance is due and payable. The Note provides, among other things, that the holder cannot exercise the right of conversion prior the expiration of six (6) months from the date of the Note. The conversion price will be equal to 58% of the lowest trading price of the Company’s common stock for the twenty (20) days prior to the date of conversion. The Note further provides that any such conversion is limited to the holder beneficially holding not more than 9.99% of the Company’s then issued and outstanding common stock after the conversion. The proceeds of the Note will be used by the Company for general working capital purposes.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.

Dated: October 16, 2015	By:	/s/ Bruce J. Schoengood
President and Chief Executive Officer

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